Exhibit 99.1

ALBUQUERQUE, N.M.
October 27, 2023

PNM Resources Reports Third Quarter 2023 Results
Q3 Weather Adjusts Expectations for 2023 Ongoing Earnings

•2023 third quarter GAAP earnings of $0.44 per diluted share
•2023 third quarter ongoing earnings of $1.54 per diluted share
•2023 ongoing earnings guidance range adjusted to $2.75 - $2.80

PNM Resources (In millions, except EPS)

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
GAAP net earnings attributable to PNM Resources	$37.7	$122.4	$138.0	$153.8
GAAP diluted EPS	$0.44	$1.42	$1.60	$1.78
Ongoing net earnings	$132.9	$126.1	$228.0	$218.9
Ongoing diluted EPS	$1.54	$1.46	$2.65	$2.54

PNM Resources (NYSE: PNM) today released its 2023 third quarter results. GAAP earnings include a one-time charge for rate credits associated with the San Juan Generating Station abandonment settlement.

In addition, as a result of the significant weather impacts to third quarter earnings, management adjusted its 2023 consolidated ongoing earnings guidance to a range of $2.75 to $2.80 per diluted share.

“Customer demands at PNM and TNMP increased substantially in the third quarter,” said Pat Vincent-Collawn, PNM Resources Chairman and CEO. “As we look forward and navigate a challenging market environment, we remain focused on prioritizing critical infrastructure investments to meet the changing needs of our customers, communities and environment.”

UPDATE ON MERGER

On June 20, 2023, PNM Resources and Avangrid announced an amendment and extension of their merger agreement through December 31, 2023, with an option for three months further extension upon mutual agreement by the companies. The companies’ appeal of the New Mexico Public Regulation Commission’s (NMPRC) December 2021 merger stipulation denial remains pending with the New Mexico Supreme Court (Court) following oral arguments held on September 15, 2023. There is no statutory deadline for the Court to respond to the appeal.

SEGMENT REPORTING OF 2023 THIRD QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q3 2023	Q3 2022	Q3 2023	Q3 2022
PNM	$0.09	$1.13	$1.19	$1.17
TNMP	$0.46	$0.36	$0.46	$0.36
Corporate and Other	($0.11)	($0.07)	($0.11)	($0.07)

Consolidated PNM Resources	$0.44	$1.42	$1.54	$1.46

Net changes to GAAP and ongoing earnings in the third quarter of 2023 compared to the third quarter of 2022 include:

•PNM: Increased customer usage due to hotter temperatures, lower costs associated with generation portfolio changes and improved market performance of decommissioning and reclamation trusts were partially offset by depreciation and interest expense associated with new capital investments and higher planned O&M expenses.

•TNMP: Increased rate recovery through the Transmission Cost of Service (TCOS) and Distribution Cost Recovery Factor (DCRF) mechanisms and higher customer usage due in part to hotter temperatures was partially offset by depreciation, property tax and interest expense associated with new capital investments and higher planned O&M expenses.

•Corporate and Other: Higher interest rates on variable rate debt, net of hedges, increased losses.

In addition, GAAP earnings decreased in the third quarter of 2023 primarily due to a settlement involving $115 million of rate credits associated with the retirement of the San Juan Generating Station, along with $5.6 million in net unrealized losses on investment securities for decommissioning and reclamation trusts compared to $11.2 million in net unrealized losses in the third quarter of 2022.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

THIRD QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, OCTOBER 27

PNM Resources will discuss these items during a live conference call and webcast on Friday, October 27th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources Chairman and Chief Executive Officer, Don Tarry, PNM Resources President and Chief Operating Officer, and Lisa Eden, PNM Resources Senior Vice President, Chief Financial Officer and Treasurer.

The conference call will be simultaneously broadcast and archived on our website at
http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10183155/fa9b6aee79. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources third quarter earnings call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.8 gigawatts of capacity, with a goal to achieve 100% emissions-free generation by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$8,076	$39,504	$(9,854)	$37,726
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	5,551	—	—	5,551
Regulatory disallowances and restructuring costs2b	119,872	—	—	119,872
Pension expense related to previously disposed of gas distribution business2c	679	—	—	679
Merger related costs2d	32	—	132	164
Total adjustments before income tax effects	126,134	—	132	126,266
Income tax impact of above adjustments[1]	(32,038)	—	(34)	(32,072)
Income tax impact of non-deductible merger related costs[3]	1	—	9	10
Timing of statutory and effective tax rates on non-recurring items[4]	692	(106)	429	1,015
Total income tax impacts[5]	(31,345)	(106)	404	(31,047)
Adjusting items, net of income taxes	94,789	(106)	536	95,219
Ongoing Earnings (Loss)	$102,865	$39,398	$(9,318)	$132,945

Nine Months Ended September 30, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$93,836	$74,169	$(29,960)	$138,045
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	(6,438)	—	—	(6,438)
Regulatory disallowances and restructuring costs2b	123,602	—	—	123,602
Pension expense related to previously disposed of gas distribution business2c	2,037	—	—	2,037
Merger related costs2d	59	2	651	712
Total adjustments before income tax effects	119,260	2	651	119,913
Income tax impact of above adjustments[1]	(30,292)	—	(166)	(30,458)
Income tax impact of non-deductible merger related costs[3]	6	—	94	100
Timing of statutory and effective tax rates on non-recurring items[4]	240	51	144	435
Total income tax impacts[5]	(30,046)	51	72	(29,923)
Adjusting items, net of income taxes	89,214	53	723	89,990
Ongoing Earnings (Loss)	$183,050	$74,222	$(29,237)	$228,035

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Decrease in "Electric Operating Revenue" of $117.6 million for the three and nine months ended September 30, 2023, an increase in "Regulatory disallowances and restructuring costs" of $2.3 million and $6.0 million for the three and nine months ended September 30, 2023

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increases in "Income Taxes"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.8% for PNMR, and the GAAP anticipated effective tax rates of 18.9% for PNM, 15.1% for TNMP, and 16.1% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$97,468	$31,431	$(6,466)	$122,433
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	11,194	—	—	11,194
Regulatory disallowances and restructuring costs2b	625	—	—	625
Pension expense related to previously disposed of gas distribution business2c	614	—	—	614
Merger related costs2d	17	1	337	355
Total adjustments before income tax effects	12,450	1	337	12,788
Income tax impact of above adjustments[1]	(3,162)	—	(86)	(3,248)
Income tax impact of non-deductible merger related costs[3]	262	(125)	7	144
Timing of statutory and effective tax rates on non-recurring items[4]	(5,933)	(51)	12	(5,972)
Total income tax impacts[5]	(8,833)	(176)	(67)	(9,076)
Adjusting items, net of income taxes	3,617	(175)	270	3,712
Ongoing Earnings (Loss)	$101,085	$31,256	$(6,196)	$126,145

Nine Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$95,562	$72,542	$(14,319)	$153,785
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	81,084	—	—	81,084
Regulatory disallowances and restructuring costs2b	2,025	—	—	2,025
Pension expense related to previously disposed of gas distribution business2c	1,842	—	—	1,842
Merger related costs2d	67	4	1,569	1,640
Total adjustments before income tax effects	85,018	4	1,569	86,591
Income tax impact of above adjustments[1]	(21,595)	(1)	(398)	(21,994)
Income tax impact of non-deductible merger related costs[3]	252	156	42	450
Timing of statutory and effective tax rates on non-recurring items[4]	41	144	(149)	36
Total income tax impacts[5]	(21,302)	299	(505)	(21,508)
Adjusting items, net of income taxes	63,716	303	1,064	65,083
Ongoing Earnings (Loss)	$159,278	$72,845	$(13,255)	$218,868

[1]Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Decreases in "Regulatory disallowances and restructuring costs" of $0.6 million for the three months ended September 30, 2022, an increase in "Regulatory disallowances and restructuring costs" of $0.8 million for the nine months ended September 30, 2022 and a decrease in "Electric Operating Revenues" of $1.2 million for the three and nine months ended September 30, 2022

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increases (decreases) in "Income Tax Expense"
[4] Income tax timing impacts resulting from differences between the statutory tax rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.1% for PNMR, and the GAAP anticipated effective tax rates of 11.0% for PNM, 13.4% for TNMP, and 10.1% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$0.09	$0.46	$(0.11)	$0.44
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	0.04	—	—	0.04
Regulatory disallowances and restructuring costs	1.04	—	—	1.04
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	0.01	—	—	0.01
Total Adjustments	1.10	—	—	1.10
Ongoing Earnings (Loss)	$1.19	$0.46	$(0.11)	$1.54
Average Diluted Shares Outstanding: 86,129,744

Nine Months Ended September 30, 2023
GAAP Net Earnings (Loss) Attributable to PNMR	$1.09	$0.86	$(0.35)	$1.60
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	(0.05)	—	—	(0.05)
Regulatory disallowances and restructuring costs	1.07	—	—	1.07
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Merger related costs	—	—	0.01	0.01
Total Adjustments	1.04	—	0.01	1.05
Ongoing Earnings (Loss)	$2.13	$0.86	$(0.34)	$2.65
Average Diluted Shares Outstanding: 86,150,508

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$1.13	$0.36	$(0.07)	$1.42
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	0.10	—	—	0.10
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.07)	—	—	(0.07)
Total Adjustments	0.04	—	—	0.04
Ongoing Earnings (Loss)	$1.17	$0.36	$(0.07)	$1.46
Average Diluted Shares Outstanding: 86,135,756

Nine Months Ended September 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$1.11	$0.84	$(0.17)	$1.78
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	0.70	—	—	0.70
Regulatory disallowances and restructuring costs	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Merger related costs	—	—	0.02	0.02
Total Adjustments	0.74	—	0.02	0.76
Ongoing Earnings (Loss)	$1.85	$0.84	$(0.15)	$2.54
Average Diluted Shares Outstanding: 86,177,523

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except per share amounts)

Electric Operating Revenues	$505,851	$729,888	$1,527,084	$1,673,736
Operating Expenses:
Cost of energy	210,313	334,339	624,451	698,349
Administrative and general	58,481	58,125	167,630	165,328
Energy production costs	20,388	34,469	68,345	110,534
Regulatory disallowances and restructuring costs	2,315	(567)	6,046	832
Depreciation and amortization	80,192	76,570	237,405	229,103
Transmission and distribution costs	25,078	21,538	72,739	61,160
Taxes other than income taxes	22,432	22,651	72,395	71,207
Total operating expenses	419,199	547,125	1,249,011	1,336,513
Operating income	86,652	182,763	278,073	337,223
Other Income and Deductions:
Interest income	5,366	3,969	15,568	11,588
Gains (losses) on investment securities	(8,404)	(15,736)	1,815	(84,104)
Other income	8,428	5,364	17,121	14,845
Other (deductions)	(4,555)	(1,647)	(10,562)	(7,529)
Net other income and deductions	835	(8,050)	23,942	(65,200)
Interest Charges	49,838	34,526	136,660	89,963
Earnings before Income Taxes	37,649	140,187	165,355	182,060
Income Taxes	(5,267)	13,450	12,742	16,982
Net Earnings	42,916	126,737	152,613	165,078
(Earnings) Attributable to Valencia Non-controlling Interest	(5,058)	(4,172)	(14,172)	(10,897)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to PNMR	$37,726	$122,433	$138,045	$153,785
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.44	$1.42	$1.60	$1.79
Diluted	$0.44	$1.42	$1.60	$1.78
Dividends Declared per Common Share	$0.3675	$0.3475	$1.1025	$1.0425